Exhibit 3.224

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:00 PM 04/17/1998

981147415 – 2885398

CERTIFICATE OF INCORPORATION

OF

MEMTRON PURCHASE CO.

ARTICLE 1. NAME

The name of this corporation is Memtron Purchase Co.

ARTICLE 2. REGISTERED OFFICE AND AGENT

The address of the initial registered office of this corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE 3. PURPOSES

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4. SHARES

The total authorized stock of the corporation shall consist of 1,000 shares of common stock having a par value of $.001 per share.

ARTICLE 5. INCORPORATOR

The name and mailing address of the incorporator are as follows:

Andrew Bor

1201 Third Avenue, 40th Floor

Seattle, WA 98101-3099

ARTICLE 6. DIRECTORS

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

Alan D. Cornell	10800 N.E. 8th Street, Ste. 600 Bellevue, WA 98004

Robert W. Stevenson	10800 N.E. 8th Street, Ste. 600 Bellevue, WA 98004

Larry A. Kring	10800 N.E. 8th Street, Ste. 600 Bellevue, WA 98004

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

ARTICLE 8. ELECTION OF DIRECTORS

Written ballots are not required in the election of Directors.

ARTICLE 9. NO PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 10. NO CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 11. AMENDMENTS TO CERTIFICATE OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

ARTICLE 12. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 12 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING

Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

I, Andrew Bor, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 17th day of April, 1998.

/s/ Andrew Bor
Andrew Bor, Incorporator

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 05/20/1998

981195309 - 2885398

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Memtron Purchase Co., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.    A resolution setting forth the following amendment to the corporation’s Certificate of Incorporation and declaring the advisability of such amendment was duly adopted by the corporation’s Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

Article 1 of the Certificate of Incorporation of this corporation is hereby amended in its entirety to read as follows:

“The name of this corporation is Memtron Technologies Co.”

2.    In lieu of a meeting of the stockholders, unanimous written consent has been given for the adoption of said amendment in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Memtron Purchase Co. has caused this Certificate to be signed by its duly authorized officer this 20th day of May, 1998.

MEMTRON PURCHASE CO.

By	/s/ Alan D. Cornell
Alan D. Cornell, President